Exhibit 99.3

ITC Holdings Corp. Announces Offering of Senior Notes

NOVI, Mich., September 8, 2022 – ITC Holdings Corp. (“ITC”), a subsidiary of Fortis Inc., today announced it has commenced a private offering of senior unsecured notes (the “notes”).

ITC intends to use the net proceeds from this offering to redeem in full $500 million aggregate principal amount of its 2.700% Senior Notes due November 15, 2022, to pay the associated call premium, with the remainder to repay indebtedness outstanding under its revolving credit facility and its commercial paper program, and for general corporate purposes.

The notes will be offered in the United States only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. The notes have not, and will not be registered under the Securities Act or the securities laws of any other jurisdiction, and the notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable securities laws of any other jurisdiction. This press release does not and will not constitute an offer to sell any of the notes or the solicitation of an offer to buy any of the notes described herein or any other securities, nor shall there be any sale of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About ITC Holdings Corp.

ITC Holdings Corp. is the largest independent electricity transmission company in the United States. ITC provides transmission grid solutions to improve reliability, expand access to markets, allow new generating resources to interconnect to its systems and lower the overall cost of delivered energy. Through its regulated operating subsidiaries ITCTransmission, Michigan Electric Transmission Company, ITC Midwest and ITC Great Plains, ITC owns and operates high-voltage transmission infrastructure in Michigan, Iowa, Minnesota, Illinois, Missouri, Kansas and Oklahoma, and in development in Wisconsin. These systems serve a combined peak load exceeding 26,000 megawatts along 16,000 circuit miles of transmission line, supported by 700 employees and 1,000 contractors. ITC is based in Novi, Michigan. For further information visit www.itc-holdings.com. ITC is a subsidiary of Fortis Inc., a leader in the North American regulated electric and gas utility industry. For further information visit www.fortisinc.com. None of the information on ITC’s or Fortis Inc.’s websites is incorporated into, or forms a part of, this press release.

Safe Harbor Statement

This press release contains certain statements that describe our management's beliefs concerning future business conditions, plans and prospects, growth opportunities and the outlook for our business and the electric transmission industry based upon information currently available. Such statements are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Wherever possible, we have identified these forward-looking statements by words such as "will," "may," "anticipates," "believes," "intends," "estimates,” “forecasts,” “forecasted,” "expects," "projects," “likely,” “plans,” and similar phrases. These forward-looking statements are based upon assumptions our management believes are reasonable. Such forward-looking statements are based on estimates and assumptions and subject to significant risks and uncertainties which could cause our actual results, performance and achievements to differ materially from those expressed in, or implied by, these statements, including, among others, the risks and uncertainties disclosed in our annual reports on Form 10-K, quarterly reports on Form 10-Q and other filings made with the SEC from time to time. There can be no assurance that the offering will be completed. ITC assumes no obligation to update any forward-looking statements.

###

Investor/Analyst contacts:

Nisha Chopra, 248-946-3596, nchopra@itctransco.com

Michael Daranyi, 248-946-3399, mdaranyi@itctransco.com

Media contact: Lindsay Clark, 248-946-3265, lclark@itctransco.com

Source: ITC Holdings Corp.

2